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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent accountants we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                          Arthur Andersen

London, England
15 March 1999